Exhibit 5

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

WRITER’S DIRECT DIAL NUMBER	WRITER’S EMAIL

(202) 274-2000

May 8, 2014

Board of Directors

Investors Bancorp, Inc.

101 JFK Parkway

Short Hills, New Jersey 07078

Re:	Investors Bancorp, Inc.

Registration Statement on Form S-8

Members of the Board of Directors:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Investors Bancorp, Inc. (the “Company”) to be issued pursuant to the Investors Bancorp, Inc. 2006 Equity Incentive Plan and the Roma Financial Corporation 2008 Equity Incentive Plan (together, the “Equity Plans”).

In rendering the opinion expressed herein, we have reviewed the Certification of Incorporation of the Company, the Equity Plans, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock of the Company and the part, when issued in accordance with the terms and conditions of the Equity Plans will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
Luse Gorman Pomerenk & Schick,
A Professional Corporation